UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2005

TORRENT ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

000-19949
(Commission File Number)

84-0503749
(IRS Employer Identification No.)

600-666 Burrard Street, Vancouver, BC V6C 2X8
(Address of principal executive offices and Zip Code)

604-639-3118
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Our wholly owned subsidiary, Cascadia Energy Corp., executed a lease option agreement dated August 9, 2005 with Weyerhaeuser Company to lease 100,000 acres that it may choose from an overall 365,000 acreage block in the Cedar Creek area in Lewis, Cowlitz and Skamania Counties, Washington State. Our subsidiary intends to commence an exploratory work program on that acreage searching for possible hydrocarbon deposits. Cascadia has also has been granted a two year first right of refusal on the balance of the Cedar Creek Block. Initial cash consideration for this option was $100,000. In addition, Cascadia has committed to a work program based upon the number of acres selected for further exploration activity.

Cascadia has also entered into a joint venture agreement dated August 12, 2005 with St. Helens Energy, LLC., a 100% owned subsidiary of Comet Ridge Limited, an Australian coal seam gas explorer listed on the Australian Stock Exchange, headquartered in Perth, Western Australia. Under this agreement, St. Helens Energy LLC. holds a 40% interest in the new Washington exploration project. Cascadia will serve as operator of the joint venture and St. Helens Energy LLC. will actively assist in evaluating the area and developing exploratory leads and prospects.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1 Lease option agreement dated August 9, 2005 between the Registrant's wholly-owned subsidiary, Cascadia Energy Inc." and Weyerhaeuser Company.

10.2. Joint venture agreement dated August 12, 2005 between Cascadia Energy Corp. and St. Helens Energy, LLC.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORRENT ENERGY CORPORATION

/s/ Mark Gustafason
Mark Gustafson,
Chief Executive Officer, President and Director

Date: August 17, 2005